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                             AMENDMENT AGREEMENT NUMBER 1
                             TO COMMERCIAL LOAN AGREEMENT


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                             AMENDMENT AGREEMENT NUMBER 1

                             TO COMMERCIAL LOAN AGREEMENT


    This Amendment Agreement Number 1 to the Commercial Loan Agreement, dated October 18, 1996 (this "Agreement"), is between Novellus Systems,
Inc.("Borrower") and Sumitomo Bank of California (the "Bank").

                                       RECITALS

         A. Bank and Borrower have entered into a Commercial Loan Agreement, dated April 3, 1996 (the "Commercial Loan Agreement") and certain other related documents pursuant to which Bank agreed to make certain loans to Borrower and Borrower made certain covenants thereunder.

         B. Borrower intends to enter into a transaction involving the purchase of certain real property in an approximate amount of $6,000,000 and utilize a financing structure known as a synthetic lease.

         C. Bank and Borrower agree to modify the Commercial Loan Agreement as more specifically described below for the purpose of allowing Borrower to consummate the transaction described in paragraph B above.

         D. All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Commercial Loan Agreement.

                                      AGREEMENT

         1. AMENDMENT OF COMMERCIAL LOAN AGREEMENT Bank and Borrower agree that the Commercial Loan Agreement is, as of the date hereof, amended as follows:

         A. Section 5.6 is amended by deleting the final paragraph in its entirety and inserting the following therefore:

              "Since the dates of the financial statements specified above, there has been no material adverse change in the assets or the financial condition of Borrower. The Bank acknowledges that the Borrower has entered into Purchase and Master Lease Agreements, dated April 10, 1996 and October 24, 1996, by and among Novellus Systems, Inc., the Lessors referred to therein and Sumitomo Bank Leasing and Finance, Inc., as Agent for the Lessors, as the same may be amended from time to time (individually, the "Lease" and collectively, the "Leases") and that from time to time the Borrower may grant a security interest with respect to its assets in connection

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              with the Borrower's obligations under the Leases as provided for in Section 6.7(c) of the Agreement; and the Bank further acknowledges and agrees that entering into the Leases and the granting from time to time of the security interest shall not be deemed to constitute a material adverse change in the assets or financial condition of Borrower.

         B. Section 6.6 (f) is amended by deleting the amount "$33,000,000" in the second sentence and substituting the amount "$40,000,000" therefore.

         C. Section 6.7 (c) is amended by deleting the amount "$37 million" in the second sentence and substituting the amount "$44 million" therefore.

         2. CONDITIONS. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower's sole cost and expense in a manner acceptable to Bank in the exercise of Bank's sole judgment:

         A. Borrower shall have executed and delivered to Bank this Agreement and any and all other documents required by Bank in connection herewith.

         B. Bank shall have received from Borrower such other documents and assurances as Bank may require in its sole discretion.

         3.   MISCELLANEOUS.

         A. REAFFIRMATION AND FURTHER ASSURANCES. Borrower hereby reaffirms the terms and conditions of the Commercial Loan Agreement, as amended hereby, and each other document executed in connection with the transactions contemplated by the Commercial Loan Agreement and agrees that such documents shall be in full force and effect, as amended hereby, from this day forward. Furthermore, Borrower shall promptly, at its expense and without expense to Bank, do, execute and deliver such further acts and documents as Bank from time to time reasonably requires for the assuring to Bank of the rights created or intended to be created by this Agreement, the Commercial Loan Agreement or any agreement or instrument executed in connection therewith, and for carrying out the intention or facilitating the performance of the terms of this Agreement, the Commercial Loan Agreement or any agreement or instrument executed in connection therewith.

         B.   CALIFORNIA LAW.  This Agreement is governed by California law.


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         C.   SUCCESSORS AND ASSIGNS.  This Agreement is binding on Borrower's and Bank's successors and assignees.

         D. SEVERABILITY. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced.

         E. NOTICES. Notices with respect to this Agreement shall be given as set forth in Section 8.7 of the Commercial Loan Agreement.

         F. HEADINGS. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

         G. COUNTERPARTS. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused their duly authorized representatives to execute this Agreement, as of the day and year first above written.


                                  NOVELLUS SYSTEMS, INC.


                                  By /s/ illegible
                                     ----------------------------
                                  Its    CFO
                                     ----------------------------

                                  By /s/ illegible
                                     ----------------------------
                                  Its Treasurer
                                     ----------------------------

                                  SUMITOMO BANK OF CALIFORNIA


                                  By /s/ illegible
                                     ----------------------------
                                  Its Vice President & Manager
                                     ----------------------------

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